Immuneering Corporation

Non-Employee Director Compensation Program

(AS AMENDED AUGUST 12, 2025)

Non-employee members of the board of directors (the “Board”) of Immuneering Corporation (the “Company”) shall receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any subsidiary of the Company (each, a “Non-Employee Director”) who is entitled to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. This Program shall become effective on the date first set forth above (the “Effective Date”).
I.Cash Compensation

A.Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 (the “Base Retainer”) for service on the Board.
B.Additional Annual Retainers. In addition, each Non-Employee Director shall receive the following annual retainers:
1.Chairman of the Board or Lead Independent Director. A Non- Employee Director serving as Chair of the Board or Lead Independent Director shall receive an additional annual retainer of $30,000 for such service (the “COB or LID Retainer”).
2.Audit Committee. A Non-Employee Director serving as Chair of the Audit Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member other than the Chair of the Audit Committee shall receive an additional annual retainer of $7,500 for such service.
3.Compensation Committee. A Non-Employee Director serving as Chair of the Compensation Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member other than the Chair of the Compensation Committee shall receive an additional annual retainer of $5,000 for such service.
4.Nominating and Corporate Governance Committee. A Non- Employee Director serving as Chair of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $8,000 for such service. A Non-Employee Director serving as a member other than the Chair of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $4,000 for such service.
C.Payment of Retainers. The retainers described in Sections I(A) and (B) shall be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section I(B), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

D.Annual Retainer Election.

1.Election. Beginning with Annual Retainers earned in 2024, each Non-Employee Director may elect (an “Election”) to receive an option (an “Elective Option”) to purchase shares of the Company’s Class A common stock (“Shares”) in lieu of all of the amount of the Non-Employee Director’s Base Retainer to be earned for a given year. In addition, a Non- Employee Director serving as the Chair or Lead Independent Director of the Board may elect to receive an Elective Option in lieu of all of such Non-Employee Director’s COB or LID Retainer to be earned for a given year. An Election must be made in the form determined by the Company and submitted to the Company no later than 5:00 pm Eastern time on November 30 of the calendar year preceding the calendar year to which the Election relates (the “Election Deadline”). An Election shall become effective only with respect to the Base Retainer and, if applicable, COB or LID Retainer, earned for the calendar year following the Election Deadline (the “Service Year”). A Non-Employee Director who timely makes an Election will be granted an Elective Option for the Base Retainer (a “Base Retainer Elective Option”) that such Non- Employee Director would, as of the Issue Date (as defined below), otherwise have been entitled to receive under this Program in cash for his or her service on the Board during the applicable Service Year, assuming such Non-Employee Director remained in service throughout the Service Year (the “Service Year Base Retainer Amount”) and, if applicable, a separate Elective Option for the COB or LID Retainer (an “Additional Retainer Elective Option”) that such Non- Employee Director would, as of the Issue Date, otherwise have been entitled to receive under this Program in cash for his or her service as the Chair or Lead Independent Director of the Board during the applicable Service Year, assuming such Non-Employee Director remained in service as Chair or Lead Independent Director of the Board throughout the Service Year (the “Service Year COB or LID Retainer Amount,” and together with the Service Year Base Retainer Amount, the “Service Year Retainer Amounts”). If the Base Retainer or COB or LID Retainer is increased after the Issue Date of a corresponding Elective Option, the excess of such increased amount over the applicable Service Year Retainer Amount for the given Service Year will, to the extent earned, be paid in cash under and subject to the terms of Sections I(A), I(B)(1) and I(C), as applicable. If the Base Retainer or COB or LID Retainer is decreased after the Issue Date of a corresponding Elective Option, no reduction in such corresponding Elective Option will be made.

2.Terms of Elective Option. Each Elective Option will be granted automatically, without further action of the Board, on January 1 occurring after the Election Deadline (such date, the “Issue Date”), under and subject to the terms of the Company’s 2021

Incentive Award Plan or any other applicable Company equity incentive plan then maintained by the Company (the “Equity Plan”) and an award agreement, including attached exhibits, in substantially the form previously approved by the Board to evidence awards of options to Non- Employee Directors under the Company’s 2021 Incentive Award Plan. The number of Shares subject to an Elective Option granted to a Non-Employee Director on the Issue Date will be determined by dividing: (i) the Service Year Base Retainer Amount or the Service Year COB or LID Retainer Amount, as applicable, by (ii) the Elective Option’s Black-Scholes Value (as defined below) on the Issue Date, rounded down to the nearest whole Share.

3.Withdrawal and Service. A Non-Employee Director may withdraw his or her Election at any time prior to the Election Deadline for a given Service Year, and thereafter, any Elections delivered to the Company and not previously withdrawn will become irrevocable with respect to the Service Year. Notwithstanding anything in this Section I(D) or any Election to the contrary, if (a) a Non-Employee Director is not serving as a Non-Employee Director on the Issue Date, (b) a Non-Employee Director is not serving in a position identified in Section I(B)(1) on the Issue Date, or (c) the grant of an Elective Option described in this Section I(D) is prohibited under applicable laws, exchange listing rules or the terms of the Equity Plan, the Non-Employee Director will not be issued an Elective Option, or in the case of a clause (b), an Additional Retainer Elective Option, on the Issue Date. Any Non- Employee Director whose service as a Non-Employee Director commences during a given Service Year shall not be eligible to make an Election under this Program until the first Election Deadline that occurs following the date such Non-Employee Director commences service as a Non-Employee Director.

4.Black-Scholes Value. For purposes of this Section I(D), “Black- Scholes Value” means, with respect to an Elective Option, the per share fair value of the Elective Option determined as of the applicable Issue Date using the Black-Scholes or other option pricing model that the Company most recently applied when valuing grants of options with service-based vesting conditions for purposes of preparing its (audited or unaudited) consolidated financial statements that have been filed with the Securities Exchange Commission (the “Financial Statements”) and using as inputs to such model: (i) the Fair Market Value (as defined in the Equity Plan) of a Share on the applicable Issue Date (or, if the Issue Date is not a trading day, the last trading day preceding the Issue Date) and (ii) such other assumptions as were reported by the Company in the Financial Statements for the most recent period covered by the Financial Statements (and if any such assumptions were reported as a range of values, using the arithmetic mean of the reported range).

II.Equity Compensation

In addition to any Elective Options, Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Equity Plan and shall be granted subject to award agreements, including attached exhibits, in substantially the form previously approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan and the applicable award agreement. For the avoidance of doubt, the share numbers in Sections II(A) and II(B) shall be subject to adjustment as provided in the Equity Plan.

A.Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date shall receive an option to purchase 66,700 Shares on the date of such initial election or appointment. The awards described in this Section II(A) shall be referred to as “Initial Awards.” No Non-Employee Director shall be granted more than one Initial Award.
B.Subsequent Awards. A Non-Employee Director who (i) has been serving as a Non-Employee Director on the Board for at least six months as of the date of any annual meeting of the Company’s stockholders after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such meeting, shall receive an option to purchase 33,350 Shares on the date of such annual meeting. Any Non-Employee Director who has been serving as a Non-Employee Director on the Board for less than six months as of the date of any such annual meeting and will continue to serve as a Non-Employee Director immediately following such meeting, shall also receive an option to purchase shares of the Company’s common stock on the date of such annual meeting, but the number of shares underlying such option shall be reduced on a pro-rata basis based on the number of months such Non-Employee Director has served as a Non-Employee Director on the Board during the twelve month period ending on the date of such meeting The awards described in this Section II(B) shall be referred to as “Subsequent Awards.”

C.Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section II(A) above, but to the extent that they are otherwise entitled, will receive, after termination of employment with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section II(B) above.

D.Terms of Awards Granted to Non-Employee Directors
1.Exercise Price. The per share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value of a Share on the date the option is granted (including on the Issue Date of any Elective Option).
2.Vesting. Each Initial Award shall vest and become exercisable in thirty-six (36) substantially equal monthly installments following the date of grant, such that the Initial Award shall be fully vested on the third anniversary of the date of grant, subject to the Non-Employee Director continuing in service as a Non-Employee Director on each such vesting date. Each Subsequent Award shall vest and become exercisable in twelve substantially equal monthly installments following the date of grant, such that the Subsequent Award shall be fully vested on the first anniversary of the date of grant (provided that any portion of a Subsequent Award scheduled to vest after the first annual meeting of the Company’s stockholders following the date of grant of such Subsequent Award shall vest on the date of such annual meeting), subject to the Non-Employee Director continuing in service on the Board as a Non-Employee Director on each such vesting date. Each Elective Option shall vest and become exercisable as to 25% of the Shares subject to the Elective Option (each, an “Elective Option Tranche”) upon the Non-Employee Director completing three months of continuous service as a Non-Employee

Director, or in the case of an Additional Retainer Elective Option, in the applicable position, following the Issue Date, such that the fourth and final Elective Option Tranche will vest and become exercisable on the first anniversary of the Issue Date. By way of example, if, during a given Service Year for which a Non-Employee Director received a Base Retainer Elective Option and an Additional Retainer Elective Option, such Non-Employee Director ceases to serve as Chair of the Board but continues to serve as a Non-Employee Director, such Non-Employee Director’s Base Retainer Elective Option will continue to vest and become exercisable while such Non-Employee Director continues to serve as a Non-Employee Director and any portion of such Non-Employee Director’s Additional Retainer Elective Option that has not become vested and exercisable on or prior to the date such Non-Employee Director ceases to serve as the Chair of the Board shall, unless otherwise determined by the Board, be forfeited on the date such Non- Employee Director ceases to serve as Chair of the Board. Unless the Board otherwise determines, any portion of an Initial Award, Subsequent Award or Elective Option which is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board as a Non-Employee Director (or, if applicable, as Chair or Lead Independent Director) shall be immediately forfeited upon such termination of service and shall not thereafter become vested and exercisable. All of a Non-Employee Director’s outstanding Initial Awards, Subsequent Awards and Elective Options shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
3.Term. The maximum term of each stock option granted to a Non- Employee Director hereunder shall be ten (10) years from the date the option is granted.
4.Post-Termination Exercise Period. Unless the Board determines otherwise, and notwithstanding any contrary provision in the Company’s applicable Equity Plan, upon a Non-Employee Director’s termination of service (such date of termination, the “Termination Date”), the portion, if any, of such Non-Employee Director’s Initial Award, Subsequent Award(s) and/or Elective Option(s) vested and outstanding as of the Termination Date shall be exercisable: (i) in the case of a Non-Employee Director who has served on the Board for less than three years as of the Termination Date, as set forth in the Company’s applicable Equity Plan and applicable stock option agreement(s); (ii) in the case of a Non-Employee Director who has served on the Board for at least three years but less than five years as of the Termination Date, until the earlier of (x) two years following the Termination Date and (y) the original expiration date of the option grant (as set forth in the applicable stock option agreement(s)); and (iii) in the case of a Non-Employee Director who has served on the Board for at least five years as of the Termination Date, until the earlier of (x) three years following the Termination Date and (y) the original expiration date of the option grant (as set forth in the applicable stock option agreement(s)).
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